RULE 10F-3 TRANSACTIONS REPORT
                    October 1, 2004 through December 31, 2004
             Affiliated Underwriter: Banc of America Securities, LLC

                                                      TYPE OF
                                                     SECURITY*    DATE                                              PRINCIPAL/
                                                     (1), (2),  OFFERING   PURCHASE                                   SHARES
                  ISSUER                             (3), (4)   COMMENCED    DATE          SELLING BROKER**          PURCHASED
--------------------------------------------------   ---------  ---------  --------  ---------------------------     ---------
Nations Master Investment Trust
NATIONS INTERMEDIATE BOND MASTER PORTFOLIO
Black & Decker Corp 4.75% 11/01/2014                         3   10/13/04  10/13/04              JP Morgan Chase     2,000,000
Atmos Energy 4% 10/15/2009                                   1   10/18/04  10/18/04                Merrill Lynch     2,350,000
Centex Corp 4.55% 11/1/2010                                  1   10/29/04  10/29/04              JP Morgan Chase     3,500,000
Jones Appare l5.125% 11/15/2014                              3   11/17/04  11/17/04              JP Morgan Chase     3,500,000


NATIONS MARSICO 21ST CENTURY MASTER PORTFOLIO
VNUS Medical Technologies, Inc.                              1   10/20/04  10/20/04           Piper Jaffray Inc.        22,688
DreamWorks Animation SKG, Inc.                               1   10/27/04  10/27/04           SG Cowen & Company         2,263
DreamWorks Animation SKG, Inc.                               1   10/27/04  10/27/04              JP Morgan Chase        90,504
MarketAxess Holdings, Inc.                                   1   11/04/04  11/04/04   Credit Suisse First Boston        47,754



                                                                PRICE PAID                      % OF
                  ISSUER                             PRICE/PAR    BY FUND    % OF ISSUE      FUND ASSETS
--------------------------------------------------   ---------  -----------  -----------    -------------
Nations Master Investment Trust
NATIONS INTERMEDIATE BOND MASTER PORTFOLIO
Black & Decker Corp 4.75% 11/01/2014                 $  99.258  $ 1,985,160         0.67%           0.29%
Atmos Energy 4% 10/15/2009                           $  99.608  $ 2,340,788         0.59%           0.34%
Centex Corp 4.55% 11/1/2010                          $  99.844  $ 3,494,540         1.17%           0.51%
Jones Appare l5.125% 11/15/2014                      $  99.916  $ 3,497,060         1.40%           0.51%


NATIONS MARSICO 21ST CENTURY MASTER PORTFOLIO
VNUS Medical Technologies, Inc.                      $  15.000  $   340,320         0.42%           0.17%
DreamWorks Animation SKG, Inc.                       $  28.000  $    63,364         0.01%           0.03%
DreamWorks Animation SKG, Inc.                       $  28.000  $ 2,534,112         0.31%           1.26%
MarketAxess Holdings, Inc.                           $  11.000  $   525,294         0.96%           0.22%

* The following designations identify whether the securities are: (1) part of a Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

** The Selling Broker is not affiliated with the Affiliated Underwriter.

The amount of securities of any class purchased by a Fund aggregated with purchases by any other investment company advised by the Adviser, and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such investment discretion with respect to the purchase, shall not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.

The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors (except for Eligible Municipal Securities).